FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

COMMONWEALTH OF KENTUCKY

DEPARTMENT OF FINANCIAL INSTITUTIONS

FRANKFORT, KENTUCKY

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In the Matter of	)	CONSENT ORDER
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FIRST FEDERAL SAVINGS BANK OF	)
ELIZABETHTOWN	)
ELIZABETHTOWN, KENTUCKY	)	FDIC-10-817b
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(KENTUCKY CHARTERED	)
INSURED NONMEMBER BANK))
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           First Federal Savings Bank of Elizabethtown, Elizabethtown, Kentucky (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law, rule or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under section 286.3-690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. § 286.3-690 (Michie 2006), regarding hearings before the Department of Financial Institutions for the Commonwealth of Kentucky (“DFI”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the DFI, dated January 27, 2011, whereby, solely for the purpose of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices relating to weaknesses in asset quality, earnings, liquidity, management, and capital, the Bank has consented to the issuance of this CONSENT ORDER (“ORDER”) by the FDIC and the DFI.

The FDIC and the DFI considered the matter and determined to accept the STIPULATION.

Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and section 286.3-690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. § 286.3-690 (Michie 2006), have been satisfied, the FDIC and DFI HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns take affirmative action as follows:

MANAGEMENT

1.           (a)           During the life of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER.  The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable statutes, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, liquidity, earnings, and sensitivity to interest rate risk.

(b)           During the life of this ORDER, prior to the addition of any individual to the board of directors (“Board”) or the employment of any individual as a senior executive officer, the Bank shall request and obtain the FDIC’s and DFI’s written approval.  For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

MANAGEMENT PLAN

2.           (a)           Within 30 days from the effective date of this ORDER, the Bank shall retain a bank consultant acceptable to the Regional Director of the Chicago Regional Office of the FDIC (“FDIC Regional Director”) and the Commissioner of the Kentucky Department of Financial Institutions (“Commissioner”) who will develop a written analysis and assessment of the Bank’s management needs (“Management Study”) for the purpose of providing qualified management for the Bank.

(b)           The Bank shall provide the FDIC Regional Director and the Commissioner with a copy of the proposed engagement letter or contract with the consultant for review.

(c)           The Management Study shall be developed within 120 days from the effective date of this ORDER.  The Management Study shall include, at a minimum:

(i)	Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the Bank;

(ii)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

(iii)
Evaluation of all executive Bank officers and senior commercial lending staff (having the title of Vice President or above) to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition;

(iv)	Evaluation of all executive Bank officers and senior lending staff (having the title of Vice President or above) compensation, including salaries, director fees, and other benefits; and

(v)
A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified by this paragraph of this ORDER.

(d)           Within 30 days after receipt of the Management Study, the Bank shall formulate a plan to implement the recommendations of the Management Study.

(e)           The plan required by this paragraph shall be submitted to and approved by the FDIC Regional Director and the Commissioner.

CAPITAL

3.           (a)           By March 31, 2011, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 8.5 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 11.5 percent.  By June 30, 2011, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 9.0 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 12.0 percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b)           If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the Board shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan.  Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Kentucky Department of Financial Institutions, 1025 Capital Center Drive, Suite 200, Frankfort, Kentucky 40601, for their review. Any changes requested to be made in the materials by the FDIC or the DFI shall be made prior to their dissemination.

(c)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

DIVIDEND RESTRICTION

4.           As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the FDIC Regional Director and the Commissioner.

LOSS CHARGE-OFF

5.           As of the effective date of this Order the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified as “Loss” in the Report of Examination dated July 19, 2010 (“Report”) and in subsequent Reports or Examinations that have not been previously collected or charged off.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

6.           (a)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the Report, so long as such credit remains uncollected.

(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit  (including any extension of credit for the payment of interest) to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard” or “Doubtful” or is listed for “Special Mention” in the Report, and is uncollected unless the Bank’s Board has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank.  A copy of the statement shall be signed by each Director participating in the decision, and incorporated in the minutes of the applicable Board meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED LOANS

7.                (a)           Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each loan in excess of $800,000 which is delinquent in excess of 90 days or classified “Substandard” or “Doubtful” in the Report. The plan shall include, but not be limited to, provisions which:

(i)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(ii)	Delineate areas of responsibility for loan officers;

(iii)	Establish target dollar levels to which the Bank plans to reduce delinquencies and classified loans within 6, 12, and 24 months from the effective date of this ORDER; and

(iv)	Provide for the submission of monthly written progress reports to the Bank’s Board for review and notation in minutes of the meetings of the Board.

(b)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the DFI.

(c)           A copy of the plan required by this paragraph shall be submitted to the FDIC Regional Director and the Commissioner.

(d)           While this ORDER remains in effect, the plan shall be revised to include assets which become delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

ALLOWANCE FOR LOAN AND LEASE LOSSES

 8.           (a)           Prior to submission or publication of all Reports of Condition and Income required by the FDIC after the effective date of this ORDER, the Bank’s Board shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the Board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided.  In making these determinations, the Board shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or DFI.

(b)           Regarding ALLL methodology, management will ensure FAS 114 calculations utilize values which are updated on an ongoing basis as warranted by changes in market conditions.

LOAN REVIEW AND GRADING

9.           Within 60 days from the date of this ORDER, the Bank shall implement revised comprehensive loan grading and review procedures in order to effectively manage and control risks in the loan portfolio.  The procedures shall require that such loan grading and review will be performed by a qualified individual who is not a member of the Bank’s lending staff.  The loan review procedures shall, at a minimum:

(a)          Require periodic confirmation of the accuracy and completeness of the watch list and all risk grades assigned by the Bank’s loan officers;

(b)          Identify loans or relationships that warrant special attention of management, including but not limited to, loans requiring loss recognition, adjustments to ALLL allocations, or nonaccrual status;

(c)          Identify credit and collateral documentation exceptions and track corrective measures;

(d)          Identify violations of law, rules, or regulations and track corrective measures; and

(e)           Identify loans not in conformance with the Bank’s loan policy.

APPRAISAL POLICIES

10.           (a)         Within 60 days from the effective date of this ORDER, the Bank shall revise, adopt, and implement its real estate appraisal policy to ensure compliance with Part 323 of the FDIC’s Rules and Regulations.  In addition, appropriate criteria for obtaining re-appraisals and or re-evaluations as part of an overall program to review and monitor portfolio risk should be developed.

(b)           Copies of the Appraisal Policy and revisions thereto required by this paragraph shall be submitted to the Regional Director and the Commissioner.

CONCENTRATIONS OF CREDIT

11.         (a)           Within 60 days from the effective date of this ORDER, the Bank shall formulate, adopt and implement a written plan to reduce the construction and land development loan concentration of credit and the total commercial real estate loan concentration of credit identified in the Report.    Such plan shall prohibit any additional advances that would increase the concentrations or create new concentrations unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interests of the Bank.  A copy of the statement shall be signed by each Director, incorporated in the minutes of the applicable board of directors’ meeting, and placed in the appropriate loan file.  The plan shall include, but not be limited to:

(i)	Target dollar level and target percentage of of capital to which the Bank plans to reduce each concentration; and

(ii)	Provision for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in the minutes of the board of directors’ meetings.

CORRECTION OF VIOLATIONS

12.          (a)          Within 60 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, rule, and regulation and shall comply with the interest rate risk policy statement listed in the Report.

(b)         Within 60 days from the effective date of this ORDER, the Bank shall implement procedures to ensure future compliance with all applicable laws, rules, regulations, and policy statements.

PROFIT PLAN AND BUDGET

13.         (a)           Within 60 days from the effective date of this ORDER, the Bank shall revise, and implement revisions to, its written profit plan and adopt a realistic, comprehensive budget for all categories of income and expense for calendar year 2011.  The plan required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

(b)           The written profit plan shall address, at a minimum:

(i)	Realistic and comprehensive budgets;

(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;

(iii)	Identification of major areas in, and means by which, earnings will be improved;

(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.

(c)           Within 30 days from the end of each calendar quarter following completion of the profit plan and budget required by this paragraph, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.

(d)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect and shall be completed at least 30 days prior to the beginning of the applicable calendar year.

(e)           Copies of the plan and budget required by this paragraph shall be submitted to and approved by the FDIC Regional Director and the Commissioner.

LIQUIDITY PLAN

14.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall revise, and implement revisions to, its written contingency funding plan (“Liquidity Plan”).  At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008 and include provisions which address the issues identified in the Report.

(b)           On each Friday that the Bank is open for business, the Bank shall submit to the FDIC Regional Director and the Commissioner a liquidity analysis report in a format that is acceptable to the FDIC Regional Director and the Commissioner until the Board is notified that submission of such report is no longer warranted.

(c)           A copy of the plan required by this paragraph shall be submitted to and approved by the FDIC Regional Director and the Commissioner.

NOTIFICATION TO SHAREHOLDER

15.       Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

16.              Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the FDIC Regional Director and the Commissioner written progress reports signed by each member of the Bank’s Board detailing the actions taken to secure compliance with the ORDER and the results thereof.

The effective date of this ORDER shall be upon issuance by the FDIC and the DFI.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the DFI.

Issued Pursuant to Delegated Authority.

Dated: January 27, 2011

/s/ M. Anthony Lowe	/s/ Charles A. Vice
M. Anthony Lowe	Charles A. Vice
Regional Director	Commissioner
Chicago Regional Office	Department of Financial
Federal Deposit Insurance	Institutions
Corporation	Commonwealth of Kentucky